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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 to 15(d)
                                    of the
                        Securities Exchange Act of 1934

                       Date of Report (date of earliest
                        event reported): March 26, 1997


                          Bryn Mawr Bank Corporation
                          --------------------------
            (Exact Name of Registrant as specified in its charter)

           Pennsylvania                0-15261             23-243405
    ----------------------------     -----------       -----------------
    (State or other jurisdiction     (Commission        (I.R.S. Employer
          of incorporation)           File Number)    Identification No.)

                   801 Lancaster Avenue, Bryn Mawr, PA 19010
                 --------------------------------------------

Registrant's telephone number, including area code: 610-525-2300
                                                    ------------


                                     None
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)







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Item 5. Other Matters
        -------------

     On March 21, 1997, the Registrant issued a press release announcing the initiation of a program to repurchase its common stock. The program provides for the repurchase of up to Four Million Dollars ($4,000,000) in the aggregate of the Registrant's common stock but not more than five percent (5%) of its outstanding shares, during the period from March 24, 1997 until March 31, 1998.

     The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      BRYN MAWR BANK CORPORATION


                                      By: /s/ Robert L. Stevens
                                          ------------------------------------
                                          Robert L. Stevens
                                          Chairman and Chief Executive Officer

Date: March 26, 1997


                                  Page 2 of 2
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                                  EXHIBIT A

                                     LOGO


FOR RELEASE:                                                       IMMEDIATELY

FOR MORE INFORMATION CONTACT:                       Robert L. Stevens, Chairman
                                                              (610) 526-2300 or
                                                      (610) 296-5539 (evening);
                                                      Joseph W. Rebl, Treasurer
                                     (610) 526-2466 or (610) 828-7798 (evening)

Bryn Mawr Bank Corporation Authorizes Stock Repurchase Program

BRYN MAWR, Pa., March 21, 1997 -- The Board of Directors of Bryn Mawr Bank Corporation (NASDAQ:BMTC) has authorized the repurchase of up to $4,000,000 in aggregate purchase price of the Corporation's common stock, but not more than five percent (5%) of the Corporation's outstanding common stock, during the period from March 24, 1997, until March 31, 1998. When and if the stock repurchase program is initiated, it can be discontinued at anytime.
     Robert L. Stevens, the Corporation's President and Chief Executive Officer said that the Corporation's Board of Directors approved the stock repurchase program, because it would benefit the Corporation and its shareholders and would be an appropriate use of the Corporation's capital funds by reducing the dilution caused by the Corporation's implementation of the Corporation's Officers Stock Option and Stock Appreciation Rights Plan and the Non-Employee Directors Stock Option Plan, and potentially increasing the earnings per share on the Corporation's common stock.
     Mr. Stevens said that cash would be used to fund the stock repurchase program, and that stock purchases would be made from time to time in the open market and in privately negotiated transactions. The shares purchased pursuant to the Board's authorization would be used for general corporate purposes, including the Officers Stock Option and Stock Appreciation Rights Plan and the Non-Employee Directors Stock Option Plan. Currently, the Corporation has 2,205,665 shares of common stock outstanding.
     The Corporation has assets of $346 million, as of December 31, 1996, is headquartered in Bryn Mawr, Pennsylvania, and is the parent corporation of The Bryn Mawr Trust Company.